UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2013

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.                                        Costs Associated With Exit or Disposal Activities.

On October 28, 2013, RealD Inc. (the “Company”) implemented a plan to reduce its workforce by approximately 20% resulting in a reduction of annual operating expenses of approximately $6 million.  The Company expects to recognize a restructuring charge of approximately $3.8 million to $4.1 million in the remaining two quarters of fiscal year 2014.  This reduction in workforce is primarily the result of recent industry trends and the maturation of the Company’s 3D cinema business in several markets, including the United States, in which equipment installations are slowing, and the resulting impact on the Company’s financial results and operations.

The amount of restructuring charge described above in connection with the Company’s plan to reduce its workforce is an estimate and the actual charge may vary materially based on various factors including, but not limited to, the extent of the reduction in workforce and changes in management’s assumptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

	By:	/s/ Craig Gatarz
Craig Gatarz
Executive Vice President, General Counsel and
Secretary
Date: November 1, 2013